UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ENVIRI CORPORATION

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and D-11.

The following is an email sent by Enviri Corporation (the “Corporation”) to its employees on November 21, 2025 in connection with the proposed sale of the Corporation’s Clean Earth business to Veolia Environnement S.A.

A message from

Nick Grasberger Chairman and Chief Executive Officer

Please regard the below note as Enviri confidential. For internal use only. Not for external distribution. This message is being sent to Enviri, Clean Earth, Harsco Environmental, and Harsco Rail team members.

NOVEMBER 21, 2025

Dear Colleagues,

Today, we announced that Enviri has entered into a definitive agreement to sell our Clean Earth division to Veolia. Since acquiring Clean Earth in 2019, we have strengthened our role in the environmental solutions industry. Clean Earth’s strong performance and operational excellence have made it an attractive fit for Veolia, a company that shares our values and vision for sustainability.

This is an important milestone in Enviri’s journey and follows the successful strategic review we initiated in August. After careful consideration, we believe this transaction unlocks the full value of our business and presents the most meaningful opportunity for our employees, customers, and shareholders.

Harsco Environmental, Harsco Rail, and Enviri’s corporate teams will become part of a newly formed company, continuing to operate under the Enviri name after the transaction is complete. This new public company will have a healthy profile with two market-leading businesses that contain strong and trusted brands.

Importantly, business continues as usual, and we remain focused on delivering top-quality products and services. The transaction is subject to regulatory approvals and customary closing conditions, and we will keep you informed as it progresses.

I’m also very proud to announce that the Board has selected Russell Hochman to take on the role of President and Chief Operating Officer of Enviri effective today, and he will become the Chief Executive Officer of Enviri once the transaction is final. Jeff Beswick and the Enviri corporate functions will continue reporting to me. Christophe Reitemeier, who leads Harsco Environmental, and Gary Lada, who leads Harsco Rail, will now report to Russell. This structure ensures strong leadership continuity and positions us for success as we move forward. I will remain in my current role until the close of the Clean Earth sale.

To support you, we’ve included answers to common questions below. If you have any additional questions, please contact your manager or HR business partner. We’ve also created a dedicated resource page on the IX, where you’ll find all the materials related to this transition. Additionally, employees without intranet access can view the information at https://www.enviri.com/enviri-employee-news/.

As a reminder, if you receive any media calls or external inquiries about this or any other issue, please contact: Dave Martin: dmartin@enviri.com and Karen Tognarelli: ktognarelli@enviri.com.

Thank you for your continued hard work, dedication, and focus on delivering excellence for our customers. Your commitment is essential to our success, and we are here to support you every step of the way.

Nick Grasberger

Chairman and Chief Executive Officer

Employee Q&A

About the Clean Earth Sale and Buyer

Q. Why is Enviri selling Clean Earth?

A. This decision recognizes the strength and reputation built at Clean Earth over the past five+ years. The sale reflects the value of the business and the vital role Clean Earth plays for customers and the industry. The proceeds from this transaction will also enable Enviri to invest in its remaining businesses.

Q. What will happen to employees at Clean Earth?

A. Once the transaction closes in mid-2026, subject to regulatory and shareholder approvals, Clean Earth employees will transition to Veolia. Enviri Corporation Impact

Q. What will happen to corporate employees?

A. We stated in our press release that we will have to “right-size” our corporate team. While no immediate changes are planned, our priority is supporting our people and maintaining transparency. More information will be shared as plans are finalized.

Q. Will there be any job losses at the GSC?

A. GSC employees who support Clean Earth today may also transition to Veolia. Other GSC employees will remain with Enviri.

Q. What will Russell’s priorities be as the future leader of Enviri?

A. As we move toward the stand-up of the Enviri relaunch, Russell will be focused on our financial goals and aligning leadership around accountability, collaboration, and employee care.

For All Employees

Q. How does this impact my day-to-day work?

A. Continue delivering for our customers, closing the year strong, and supporting one another. For now, it is business as usual.

Q. Does this impact any of my compensation or benefits?

A. This will not impact your pay or any 2025 incentives. Merit planning will continue as usual.

Q. What does this mean for our customers?

A. We remain focused on delivering excellent service. Customers will be informed of the transition and reassured that their needs will continue to be met without disruption.

Q. What does this mean for our environmental commitments?

A. Our sustainability commitments remain a cornerstone of our business. We will continue to develop products and services that help our customers reduce waste and emissions.

Resources

Q. Where can I find more information?

A. A dedicated resource page is now available on our IX site. It includes the press release, this Q&A, and other transition-related materials.

Q. Who can I talk to if I have questions?

A. Please reach out to your manager or HR business partner. They are here to support you and ensure you have the information you need.

Q. What should I tell my family and friends?

A. You can share that Enviri remains focused on delivering outstanding services and products to its customers and creating long-term value for our stakeholders. Consistent with our policy, please direct any inquiries from shareholders, media, or other external parties to Dave Martin at dmartin@enviri.com or Karen Tognarelli at ktognarelli@enviri.com.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company and New Enviri will be filing documents with the SEC, including preliminary and definitive proxy statements of the Company relating to the proposed transaction and a registration statement relating to the shares of New Enviri. The definitive proxy statement will be mailed to the Company’s shareholders in connection with the proposed acquisition. This communication is not a substitute for the proxy statement, the registration statement or any other document that may be filed by the Company or New Enviri with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at the Company’s shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.enviri.com.

Participants in Solicitation

The Company, its directors, and certain of its respective executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the proposed transaction under the rules of the SEC.Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed with the SEC by the Company related to the proposed transaction. Information about the directors and executive officers of the Company and their ownership of shares of Company common stock and other securities of the Company can be found in the sections entitled “Non-Employee Director Compensation”, “Share Ownership of Directors, Management and Certain Beneficial Owners”, “Compensation Discussion & Analysis”, “Discussion and Analysis of 2024 Compensation”, “Termination or Change of Control Arrangements”, “Equity Compensation Plan Information as of December 31, 2024” included in the Company’s proxy statement in connection with its 2025 Annual Meeting of Stockholders, filed with the SEC on March 12, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by the Company’s directors and executive officers; and in other documents subsequently filed by the Company with the SEC. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.enviri.com.